UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________

Date of Report (Date of earliest event reported): December 19, 2013

CVR REFINING, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35781 (Commission File Number)	37-1702463 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

CVR Energy, Inc. (“CVR Energy”) indirectly owns 100% of CVR Refining GP, LLC (“CVR Refining GP”), the general partner of CVR Refining, LP (the “Partnership”). In addition, CVR Energy indirectly owns approximately 71% of the common units representing limited partner interests of the Partnership. The Partnership obtains certain management and other services from CVR Energy pursuant to a Services Agreement between the Partnership, CVR Refining GP and CVR Energy dated December 31, 2012 (the “Services Agreement”). In accordance with the Services Agreement, CVR Energy provides the Partnership with, among other things, services from CVR Energy employees in capacities equivalent to the capacities of executive officers, including, without limitation, a chief executive officer and president. John J. Lipinski serves as CVR Refining GP’s chief executive officer and president under this arrangement, and he is also a named executive officer of CVR Refining GP.

Employment Agreement

On December 19, 2013, CVR Energy entered into a Fourth Amended and Restated Employment Agreement with John J. Lipinski (the “Employment Agreement”), with a commencement date of January 1, 2014. Except as provided below, the terms of the Employment Agreement are substantially consistent with the terms of Mr. Lipinski’s existing agreement, as amended to date.

The term of Mr. Lipinski’s employment was amended so that, instead of a rolling-three year term, the initial term of the Employment Agreement ends on the first to occur of (i) December 31, 2016 and (ii) the termination or resignation of Mr. Lipinski’s employment in accordance with the terms of the Employment Agreement, provided, that, the term may be extended for one year following the initial term or the then-current renewal term if CVR Energy provides Mr. Lipinski with 90 days’ prior written notice of such extension.

In addition, Mr. Lipinski’s base salary was increased from $950,000 to $1,000,000. With respect to post-termination payments,

(i)
in the event of Mr. Lipinski’s termination by CVR Energy other than for Cause or Disability, or Mr. Lipinski’s resignation for Good Reason (as each term is defined in the Employment Agreement), rather than receiving salary continuation and welfare benefits for 36 months following termination, Mr. Lipinski will receive salary continuation and welfare benefits for the lesser of (A) 36 months and (B) the greater of (x) the remainder of the term of the Employment Agreement and (y) 12 months (such period, the “Post-Employment Period”);

(ii)
in the event of Mr. Lipinski’s termination by CVR Energy due to his Disability, rather than receiving supplemental disability payments for 36 months following termination, Mr. Lipinski will receive such payments for the Post-Employment Period;

(iii)
in the event of Mr. Lipinski’s termination due to his death, rather than his estate receiving the base salary which Mr. Lipinski would have received had he remained employed under the Employment Agreement for a total of 36 months, Mr. Lipinski’s estate will receive his base salary for the Post-Employment Period; and

(iv)
in the event of Mr. Lipinski’s termination due to his Retirement (as defined in the Employment Agreement), rather than receiving welfare benefits for 36 months following his Retirement, Mr. Lipinski will receive welfare benefits for the Post-Employment Period.

In addition, certain restrictive covenant provisions were amended. First, the provision prohibiting unauthorized disclosure of confidential information has been replaced with a substantially similar provision, but also prohibits Mr. Lipinski from disparaging CVR Energy, its officers and directors, its principal stockholder and certain parties related to its principal stockholder. Second, a clause has been added to the provision prohibiting Mr. Lipinski’s competition with CVR Energy following his termination of employment so that if Mr. Lipinski’s employment is terminated by CVR Energy without Cause or due to Mr. Lipinski’s Retirement, or if the Employment Agreement expires, Mr. Lipinski may serve on the board of directors of a competitor beginning 90 days following Mr. Lipinski’s last day of employment. Finally, the definition of “Change in Control” has been revised to reflect CVR Energy’s ownership by IEP Energy LLC.

Performance Unit Awards

Also on December 19, 2013, CVR Energy entered into (i) a Performance Unit Award Agreement granting to Mr. Lipinski (x) 3,750 Performance Units (as defined in the CVR Energy, Inc. 2007 Long Term Incentive Plan (the “LTIP”)) (“Award 1”) and (y) 2,600 Performance Units (“Award 2”) and (ii) a Performance Unit Award Agreement granting to Mr. Lipinski 132,170 Performance Units (“Award 3”), each pursuant to the LTIP.

Awards 1 and 2 were granted to Mr. Lipinski pursuant to an agreement that also provided for the cancellation of 62,920 Restricted Stock Units (as defined in the LTIP) that were granted to Mr. Lipinski by CVR Energy on December 28, 2012 and had not yet vested. Each Performance Unit subject to Award 1 and Award 2 that is not forfeited prior to the applicable payment date by reason of certain terminations of employment (as more fully described below) represents the right of Mr. Lipinski to receive a cash payment equal to $1,000 multiplied by the applicable Performance Factor (as more fully described below). Award 1 has a performance cycle beginning on January 1, 2014 and ending on June 30, 2014, and Award 2 has a performance cycle beginning on January 1, 2014 and ending on December 15, 2014. Fifty percent of the Performance Units attributable to each of Award 1 and Award 2 are subject to a performance objective relating to CVR Energy’s crude throughput (expressed in average barrels per day) and 50% of the Performance Units attributable to each of Award 1 and Award 2 are subject to a performance objective relating to CVR Energy’s gathered crude (expressed in average barrels per day). The “Performance Factor” is determined based on the level of attainment of the applicable performance objective, set forth as a percentage. The amount paid pursuant to Award 1 (if any) will be paid following the end of the performance cycle for Award 1, but no later than July 15, 2014, and the amount paid pursuant to Award 2 (if any) will be paid following the end of the performance cycle for Award 2, but no later than December 29, 2014.

Each Performance Unit subject to Award 3 that is not forfeited prior to December 31, 2014 by reason of certain terminations of employment represents the right of Mr. Lipinski to receive a cash payment equal to the product of (a) the sum of (i) the 10-day average closing price per share of the Partnership for the first 10 trading days of December 2014 and (ii) the amount of dividends paid on a share of the Partnership between December 19, 2013 and the last day of the 10-day period described in clause (a)(i) above and (b) the applicable Performance Factor (as more fully described below). Award 3 has a performance cycle beginning on January 1, 2014 and ending on December 31, 2014. Thirty percent of the Performance Units attributable to Award 3 are subject to a performance objective relating to CVR Energy’s EBITDA, 50% of the Performance Units attributable to Award 3 are subject to a performance objective relating to the Partnership’s crude throughput (expressed in average barrels per day) and 20% of the Performance Units attributable to Award 3 are subject to performance objectives relating to certain environmental health and safety objectives of the Partnership and CVR Partners, LP. The “Performance Factor” is determined based on the level of attainment of the applicable performance objective (set forth as a percentage). The amount paid pursuant to Award 3 (if any) will be paid on or about the date on which bonuses with respect to calendar year 2014 are paid to CVR Energy’s executives pursuant to CVR Energy’s Performance Incentive Plan, but in no event later than March 15, 2015.

In the event of Mr. Lipinski’s termination of employment prior to, (i) with respect to Award 1 and Award 2, the applicable payment date and (ii) with respect to Award 3, December 31, 2014 (x) by reason of Mr. Lipinski’s death or Disability, (y) by CVR Energy other than for Cause or (z) by reason of Mr. Lipinski’s resignation for Good Reason (as each term is defined in the LTIP), all Performance Units with respect to which a payment date has not yet occurred will remain outstanding, and amounts due to Mr. Lipinski, if any, with respect to such Performance Units will be paid in the ordinary course as if his employment had not terminated. In the event that Mr. Lipinski’s employment terminates for any other reason prior to the dates set forth above, all Performance Units with respect to which a payment date has not yet occurred shall be forfeited immediately.

Each of Award 1, Award 2 and Award 3 is subject to approval by CVR Energy’s stockholders prior to the applicable payment date in accordance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively “Section 162(m)”) such that the compensation paid pursuant to each of the awards will constitute “qualified performance-based compensation” under Section 162(m).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2013

CVR Refining, LP
By: CVR Refining GP, LLC, its general partner

By:	/s/ Edmund S. Gross
Edmund S. Gross,
Senior Vice President, General Counsel and Secretary

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